Sillenger Exploration Corp.

Sillenger Signs Mineral and Hydrocarbon Exploration Contract With Government of Equatorial Guinea to Develop
Country’s Natural Resources

VANCOUVER, BC. – June 2, 2010 – (Marketwire) – Sillenger Exploration Corp. (“Sillenger”) (OTCQB: SLGX), an innovative and progressive mineral exploration and claims management company, with experience in mining and business process management in Africa and other regions of the world, is pleased to announce that, through its relationship with FCMI Global Inc. and its African affiliates, Sillenger has entered into a contract with the Government of the Republic of Equatorial Guinea to conduct an airborne geophysical survey of the continental region (27,000 sq. km) of Equatorial Guinea, known as Rio Muni, as well as 30 km of Continental Platform (4,500 sq. km) off the Atlantic coastline.

Under the contract, Sillenger (FCMI) will be granted exploration mining concessions, including oil and gas concessions, which are revealed by the survey.

Equatorial Guinea, a major offshore oil producer, has a democratically elected government, and is one of the fastest growing economies in Africa. The Government of Equatorial Guinea has a strong desire to diversify its economy by developing its mining industry, and wishes to obtain a geological and geophysical database that will enable the detection of mineral, hydrocarbon and groundwater resources.

Mr. Diosdado Engono Bengono, General Director of Mines and Quarries, Ministry of Mines, Industry and Energy for the Republic of Equatorial Guinea stated, “It was a great honor working with you in order to succeed this Agreement. Entering into this agreement will enable our great Nation to develop its natural resource industries and diversify the economy of our Country, the Republic of Equatorial Guinea. This will generate many wonderful business and employment opportunities, and build the foundations for sustainable economic growth and stability, which will provide lasting prosperity for the great people of the Republic of Equatorial Guinea. We are looking forward to a long and mutually rewarding partnership.”

 “We consider this a significant opportunity for both Equatorial Guinea and Sillenger Exploration,” stated Mr. John Gillespie, President and CEO of Sillenger Exploration, “and we are very honored to be in partnership with the Government to develop the Country’s resources.”

The Ministry of Mines, Industry and Energy of Equatorial Guinea, has provided Sillenger with all existing resource data for review by the Company’s Director of Exploration, Dr. Allan Juhas, as part of the “fast-track” process developed in partnership with the Government. All requisite permits, licenses and documentation are being prepared allowing the airborne geophysical survey to commence in July 2010.

About Sillenger Exploration Corp.

Sillenger is an innovative and progressive mineral exploration and claims management company, with experience in mining and business process management in Africa and other regions of the world.

It is dedicated to bringing a progressive, creative and proprietary approach to natural resource exploration. The Sillenger CLP Claims Licensing Program® is a turnkey process used in partnership with Governments to improve the way their natural resources are managed. The Company’s Government partners provide a “fast-track” to expediting all necessary permits, licenses, legal, and other bureaucratic documentation and procedures that exploration and extraction companies would require in order to begin their work programs in these countries.

The Company believes there is a strong indication that the Republic of Equatorial Guinea, which is a major offshore oil producer, is potentially rich with gold, diamonds, and other precious resources. The West Africa region hosts a number of major base metals mines extracting copper, zinc, bauxite, and iron ore. Recent exploration activity has led to the discovery of rare element strategic minerals such as uranium, tantalum, gallium and lithium.

Forward-Looking Statements

Information in this press release may contain 'forward-looking statements.' Statements describing objectives or goals or Sillenger Exploration Corp.'s future plans are also forward-looking statements and are subject to risks and uncertainties, including the financial performance of Sillenger Exploration Corp. and market valuations of its stock, which could cause actual results to differ materially from those anticipated. Forward-looking statements in this news release are made pursuant to the 'Safe Harbor' provisions of the United States Private Securities Litigation Reform Act of 1995.

Contact:

Sillenger Exploration Corp
Email: info@sillenger.com
Website: www.sillenger.com

Investor Relations:
Telephone: 310-860-5686
Drew Farion
drewfarion@sillenger.com

MJW Communications
Marjorie Wallens
416-961-5924
mwallens@mjwcommunications.com